                                                                    EXHIBIT 23.4




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference of our report dated March 23, 2006 with respect to the consolidated financial statements of JMG Exploration Inc. in Amendment No. 2 to the Registration Statement (Form F-3 No. 333-136180) and related prospectus of JED Oil Inc. for the registration of 6,709,761 shares of its common stock.


                                                         /s/ Ernst & Young
Calgary, Alberta                                         ---------------------
November 6, 2006                                         Chartered Accountants